UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

DIVIDEND CAPITAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2006, we entered into new indemnification agreements with each member of our Board of Directors. Each of these agreements provide that we will indemnify the relevant indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under applicable law and our Articles of Incorporation and clarifies the procedures and presumptions that will apply if such indemnitee seeks such indemnification or advancement of expenses.

The following members of our Board of Directors have additional material relationships with us and our affiliates: Mr. Thomas G. Wattles is our Chairman and Chief Investment Officer, Mr. Evan H. Zucker is our Chief Executive Officer and President and Mr. James R. Mulvihill is our Chief Financial Officer and each of them is a manager and indirect beneficial owner of Dividend Capital Advisors LLC, our advisor, and an indirect beneficial owner of Dividend Capital Securities LLC, our dealer manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.

April 19, 2006

	By:	/s/ Evan H. Zucker
Evan H. Zucker
Chief Executive Officer

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